UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 12, 2025
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NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On June 12, 2025, Nurix Therapeutics, Inc. (the “Company”) issued a press release announcing the presentation at the European Hematology Association Congress (“EHA2025”) of updated clinical data from the Company’s Phase 1 clinical trial of bexobrutideg (NX-5948). As previously announced, the Company will host a webcast on June 12, 2025, to discuss the data presented at EHA2025. Copies of the press release and the presentation materials for the webcast, which include the data presented at EHA2025, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. In addition, the information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 8.01    Other Events.
On June 12, 2025, the Company announced updated clinical data from the Phase 1 clinical trial of bexobrutideg (NX-5948).
The updated data include efficacy and safety findings for patients with relapsed or refractory chronic lymphocytic leukemia (“CLL”) or small lymphocytic lymphoma (“SLL”) in the fully enrolled Phase 1a dose escalation study (n=48). This cohort of CLL/SLL patients was a heavily pretreated population that had received a median of four prior lines of therapy (range = 2–12) including prior covalent Bruton's tyrosine kinase (“BTK”) inhibitors (97.9%), prior BCL2 inhibitors (83.3%), and prior non-covalent BTK inhibitors (27.1%). At baseline, many patients had mutations associated with BTK inhibitor resistance, including mutations in BTK (38.3%) and PLC2G (14.9%). Poor prognostic features were common, including TP53 mutations (44.7%), and five patients (10.4%) had central nervous system (“CNS”) involvement.
Patients were treated with bexobrutideg at doses ranging from 50 mg to 600 mg once daily by oral administration in the Phase 1a dose escalation study. As of the March 12, 2025 data cut, the median follow up was 9.0 months with most patients still on treatment. Bexobrutideg was well tolerated across all doses evaluated with the most common treatment emergent adverse events of purpura/contusion (45.8%), neutropenia (29.2%) and thrombocytopenia (22.9%), primarily low grade. No new onset atrial fibrillation was observed. Among the efficacy evaluable patients with CLL/SLL (n = 47), bexobrutideg treatment resulted in an objective response rate (“ORR”) of 80.9% across all doses tested with a median time to first response of 1.9 months. Many patients experienced deepening of their response with longer time, with multiple conversions from stable disease to partial responses and one patient, who has been on treatment for over two years, experienced a complete response. The median duration of response has not been reached, with 18 patients on treatment for more than a year. Responses were observed across all populations regardless of prior treatment, baseline mutations, or CNS involvement.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Exhibit Title or Description

99.1	Nurix Therapeutics, Inc. Press Release dated June 12, 2025

99.2	Nurix Therapeutics, Inc. Presentation dated June 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: June 12, 2025	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer
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